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                                                                   EXHIBIT 10.25




                                                               November 11, 1999

                      NONQUALIFIED STOCK OPTION AGREEMENT

A STOCK OPTION for a total of 150,000 shares of common stock (hereinafter the "Option"), of N2H2, Inc., a Washington corporation (the "Company"), is hereby granted to Richard Giacchetti (the "Optionee"), at the price and subject to the terms and provisions set forth below. For purposes of this Agreement the term "shares" shall be deemed to apply to shares of common stock of the Company as of the date hereof.

1. OPTION PRICE. The option price is 100% of the fair market value as determined by the Board of Directors and measured by the average of the high and low trading price of the Company's Common Stock on November 11th, 1999.

2. VESTING AND EXERCISE OF OPTION. The Option shall vest and be exercisable in accordance with the following provisions:

     a. Schedule of Vesting and Rights to Exercise. The Option shall be vested and exercisable as follows:

               Years                Percent of             Number of
          Following Grant          Option Vested       Shares Exercisable
          After One Year                25%                  37,500
          After Two Years               50%                  75,000
          After Three Years             75%                 112,500
          After Four Years             100%                 150,000

     b. Method of Exercise. The Option shall be exercisable by a written notice which shall;

               i. state the election to exercise the Option, the number of shares in respect of which it is being exercised;

               ii. contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock, acquired by exercise of the Option, as may be satisfactory to the Company;

               iii. be signed by the person entitled to the Option; and

               iv. be in writing and delivered in person or by certified mail to the President or Secretary of the Company.
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Payment of the purchase price of any shares with respect to which an Option is being exercised shall be by check. The certificate or certificates for shares of common stock as to which the Option shall be exercised shall be registered in the name of the person exercising the Option. Options hereunder may not at any time be exercised for a fractional number of shares.

     c. Restriction on Exercise. No Option may be exercised if the issuance of the shares upon exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option the Company may require the person exercising the Option to make any representation and warranty to the Company as the Company's counsel believes may be required by any applicable law or regulations.

        The following legend will appear on all certificates for option shares:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE ACQUIRED BY THE REGISTERED HOLDER PURSUANT TO REPRESENTATION THAT THE HOLDER IS ACQUIRING THESE SHARES FOR THE HOLDER'S OWN ACCOUNT, FOR INVESTMENT. THESE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM SUCH REGISTRATION STATEMENT.

3. Non-Transferability of Option. Except as otherwise provided herein, no Option may be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

4. Termination of Service to Company. An Option may only be exercised, to the extent vested on the employee's last day of service to the Company as an employee, for a period of one hundred (100) days after such last day of service, but in no event later than (10) years after its grant.

5. Term of Option. No Option may be exercised more than ten (10) years from the date of original grant, and may be exercised during such term only in accordance with the terms of this agreement.



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6.   Adjustments Upon Changes in Capitalization. The number and kind of shares of common stock subject to this Option shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up or any combination, exchange or change of shares, however accomplished.

7. Accelerated Vesting. Notwithstanding any provision to the contrary, in the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or Shares by means of a sale, reorganization, liquidation, or otherwise, this Option shall become immediately exercisable with respect to the full number of Shares subject to this Option. If this Option is not exercised prior to consummation of any such agreement, it shall terminate. In addition, this Option shall vest and become exercisable upon certain terminations of employment set forth in that certain Executive Employment Agreement dated November 5th between the Optionee and the Company.


DATED: November 11, 1999                                N2H2, Inc.


                                        By /s/ Peter Nickerson
                                        __________________________
                                        Peter Nickerson, President


Optionee acknowledges and represents that he is familiar with the terms and provisions of this Nonqualified Stock Option Agreement as set forth above and hereby accepts this Option subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions of the Compensation Committee of the Company's Board of Directors with respect to the interpretation of any provision under this Nonqualified Stock Option Agreement.


DATED: November 11, 1999

                                        /s/ Richard Giacchetti
                                        _______________________________________
                                        Richard Giacchetti, Optionee